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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    ________

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):       June 20, 2006



                              VIGNETTE CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                000-25375               74-2769415
  (State or other jurisdiction     (Commission            (IRS Employer
        of incorporation)           File Number)        Identification No.)





                1301 South MoPac Expressway, Austin, Texas 78746
               (Address of principal executive offices)  (Zip Code)

   Registrant's telephone number, including area code:      (512) 741-4300



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                               Table of Contents
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     Item 1.01.  Entry Into a Material Definitive Agreement
     ----------  ------------------------------------------

     Item 5.02.  Departure of Directors or Principal Officers; Election of
     ----------  ---------------------------------------------------------
     Directors; Appointment of Principal Officers
     --------------------------------------------

     SIGNATURES
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Item 1.01.     Entry Into a Material Definitive Agreement

     Vignette Corporation (the "Company") announced on June 20, 2006 the appointment of Pat Kelly as Chief Financial Officer effective July 17th, 2006.

     A description of the arrangements relating to Mr.Kelly's appointment has been provided below in item 5.02 of this form 8-K.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (c) As described above, on June 20, 2006, Pat Kelly, age 48, was appointed the Company's Chief Financial Officer effective July 17, 2006. From 2005 to the present Mr. Kelly served as director of Global Facilities Planning at Dell Corporation. Mr. Kelly spent six years as CFO of Trilogy Software from 1998 to 2004. From 1995 to 1998, Pat served as CFO at The Sabre Group through its spin-out from American Airlines and its initial public offering. Mr. Kelly also served as vice president of Financial Planning and Analysis with American Airlines from 1993 to 1995. Mr. Kelly replaces Charles Sansbury who announced his intention to resign last month.

     Mr. Kelly will receive an annual salary of $250,000 and will be eligible to participate in an executive performance bonus plan with an annual target amount of $125,000. The bonus will be paid on a semi-annual basis on attainment of individual and Company performance goals. In the event Mr. Kelly is terminated by the Company without cause or for good reason, then Mr. Kelly will receive severance payments in the amount of twelve months of his base salary. In the event such termination occurs in the first 12 months of his employment, Mr. Kelly would also receive 50% of his target bonus.

     Mr. Kelly will be granted stock options to purchase 100,000 shares of the Company's common stock (the "Option") with a four year vesting schedule. Twenty-five percent (25%) of the shares subject to the Option will become vested on the first anniversary date of the grant and the reminder will vest quarterly thereafter at a rate of 6.25% per quarter. Mr. Kelly will be awarded a restricted stock grant of 25,000 shares (the "Restricted Stock"). 5,000 shares will vest on the first anniversary of the grant date, 5,000 shares will vest on the second anniversary of the grant date and the remaining 15,000 shares will vest on the third anniversary of the grant date.

     Mr.Kelly's offer letter provides that he is entitled to Indemnification on substantially the same terms provided to the Company's executive officers. Mr. Kelly's offer letter, Option Agreement and Restricted Stock Agreement will be filed as material contracts with the Company's next periodic report.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             VIGNETTE CORPORATION


Date: June 21, 2006                          By:   /s/ Michael A. Aviles
                                                   ---------------------
                                                   Michael A. Aviles
                                                   Chief Executive Officer